SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
				Act of 1934


Date of Report (Date of earliest event reported) June 29, 1998


				SPRINT CORPORATION
	(Exact name of Registrant as specified in its charter)


     Kansas		     0-4721			 48-0457967
   (State of 	  (Commission 	    (I.R.S. Employer
 Incorporation)	  File Number)	   Identification No.)

 2330 Shawnee Mission Parkway, Westwood, Kansas   66205
(Address of principal executive offices)		(Zip Code)


Registrant's telephone number, including area code 	(913) 624-3000


  (Former name or former address, if changed since last report)


	  P. O. Box 11315, Kansas City, Missouri 64112
	(Mailing address of principal executive offices)


Item 5.  Other Events.

     Adoption of Amended and Restated Shareholder Rights Plan

     On June 29, 1998, the Board of Directors of Sprint Corporation ("Sprint") approved an Amended and Restated Rights Agreement (the "Amended and Restated Rights Agreement") between Sprint and UMB Bank, n.a., as Rights Agent. The adoption of the existing Rights Agreement was reported in Sprint's Current Report on Form 8-K dated June 9, 1997. The Amended and Restated Rights Agreement is to become effective only if the stockholders of Sprint approve the proposal to restructure Sprint's wireless operations (reported in Sprint's Current Report on Form 8-K dated May 26, 1998). If the proposal is approved, the Amended and Restated Rights Agreement would become effective at the time the amendment to the Articles of Incorporation of Sprint creating the Sprint PCS Stock is filed with the Kansas Secretary of State.

     The Amended and Restated Rights Agreement will amend the existing Rights that are currently attached to Sprint Common Stock to be FON Group Rights. Following the restructuring of the wireless operations and prior to the recapitalization of Sprint Common Stock into one share of Sprint FON Stock and one-half of a share of Sprint PCS Stock (the "Recapitalization"), a FON Group Right will be issued in connection with the issuance of shares of Sprint Common Stock and, if issued, shares of Series 2 Common Stock. After the Recapitalization, a FON Group Right will be issued in connection with the issuance of shares of all series of Sprint FON Stock. The Amended and Restated Rights Agreement will also create new PCS Group Rights which will be issued in connection with the issuance of shares of all series of Sprint PCS Stock. Finally, the Amended and Restated Rights Agreement will amend the existing Rights that are attached to the Class A Common Stock to be Old Class A Rights (attached to the Class A Common Stock owned by France Telecom SA) and Series DT Rights (attached to the Class A Common Stock owned by Deutsche Telekom
AG).

     The FON Group Rights will be traded with the Sprint Common Stock prior to the Recapitalization and with the Sprint FON Stock after the Recapitalization, and the PCS Group Rights will be traded with the Sprint PCS Stock. The Rights detach from the Sprint FON Stock and the Sprint PCS Stock and become exercisable only if, in a transaction not approved by the Sprint Board, a person or entity (an "Acquiring Person") acquires voting securities representing 15% or more of the voting power of Sprint or announces a tender offer the consummation of which would result in ownership by a person or group of voting securities representing 15% or more of the voting power of Sprint.

     Once the Rights detach and become exercisable, unless subsequently redeemed, each FON Group Right then entitles its holder to purchase one one-thousandth of a share of Preferred Stock - Sixth Series for an exercise price of $350, if prior to the Recapitalization, or $275, if after the Recapitalization, subject in each case to certain adjustments. Once the Rights detach and become exercisable, unless subsequently redeemed, each PCS Group Right then entitles its holder to purchase one one-thousandth of a share of Preferred Stock - Eighth Series for an exercise price of $150, subject to certain adjustments. If the Rights detach and become exercisable prior to the Recapitalization, each Old Class A Right and Series DT Right would entitle its holder to purchase one one-thousandth of a share of Preferred Stock - Sixth Series for an exercise price of $350. If after the Recapitalization, each Old Class A Right and Series DT Right would entitle the holder to purchase one one-thousandth of a share of Preferred Stock - Sixth Series for an exercise price of $275 for each share of FON Common Stock underlying each share of Old Class A Common Stock or Class A Common Stock - Series DT, and one-half of one one-thousandth of a share of Preferred Stock - Eighth Series for an exercise price of $75 for each one-half of a share of PCS Common Stock underlying each share of Old Class A Common Stock or Class a Common Stock - Series DT, subject to certain adjustments.

     A total of 1,500,000 shares of Preferred Stock - Sixth Series have been authorized and reserved for issuance upon exercise of the FON Group Rights, the Old Class A Rights and the Series DT Rights, and a total of 1,250,000 shares of Preferred Stock - Eighth Series have been authorized and reserved for issuance upon exercise of the PCS Group Rights, the Old Class A Rights and the Series DT Rights. Shares of Preferred Stock - Sixth Series and Preferred Stock - Eighth Series that are issued upon exercise of the Rights will not be redeemable.

     Each share of Preferred Stock - Sixth Series will be entitled to a minimum preferential quarterly dividend payment of the greater of (a) $100.00 per share or (b) 1,000 times the aggregate per share amount of all dividends (other than a dividend payable in Sprint FON Stock) declared per share of Sprint FON Stock. In the event of liquidation, the holders of shares of Preferred Stock - Sixth Series will be entitled to the greater of (a) a minimum preferential liquidation payment of $1,000.00 per share, plus accrued dividends, or (b) 1,000 times the aggregate amount to be distributed per share of Sprint FON Stock. Each share of Preferred Stock - Sixth Series will have 1,000 votes, voting together with, and on the same matters as, the Sprint FON Stock (excluding the special voting rights of the Class A Common Stock). Finally, in the event of any merger, consolidation or other transaction in which shares of Sprint FON Stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Preferred Stock - Sixth Series will be entitled to receive 1,000 times the amount received per share of Sprint FON Stock. These rights are protected by customary anti-dilution provisions.

     Each share of Preferred Stock - Eighth Series will be entitled to a minimum preferential quarterly dividend payment of the greater of (a) $100.00 per share or (b) 1,000 times the aggregate per share amount of all dividends (other than a dividend payable in Sprint PCS Stock) declared per share of Sprint PCS Stock. In the event of liquidation, the holders of shares of Preferred Stock - Eighth Series will be entitled to the greater of (a) a minimum preferential liquidation payment of $1,000.00 per share, plus accrued dividends, or (b) 1,000 times the aggregate amount to be distributed per share of Sprint PCS Stock. Each share of Preferred Stock - Eighth Series will have 1,000 times the highest vote per share of Sprint PCS Stock, voting together with, and on the same matters as, the Sprint PCS Stock (excluding the special voting rights of the Class A Common Stock). Finally, in the event of any merger, consolidation or other transaction in which shares of Sprint PCS Stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Preferred Stock - Eighth Series will be entitled to receive 1,000 times the amount received per share of Sprint PCS Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock - Sixth Series should approximate the value of one share of Sprint FON Stock and the value of one one-thousandth of a share of Preferred Stock - Eighth Series should approximate the value of one share of Sprint PCS Stock.

     In the event that a person or group becomes the beneficial owner of voting securities representing 15% or more of the voting power of Sprint, except pursuant to a Qualifying Offer, each holder of a FON Group Right and each holder of a PCS Group Right will thereafter have the right to receive upon exercise of such Right Sprint FON Stock and Sprint PCS Stock, respectively (or, in certain circumstances, cash, property or other securities of Sprint) having a value equal to two times the then current exercise price of the Right and each holder of Old Class A Rights or Series DT Rights will thereafter have the right to receive upon exercise of such Right both Sprint FON Stock and Sprint PCS Stock (or in certain circumstances, cash, property or other securities of Sprint) each having a value equal to two times the then current exercise prices of the Right for Preferred Stock - Series Sixth and Preferred Stock Series Eighth, respectively. A "Qualifying Offer" is an offer for outstanding shares of Common Stock which a majority of the independent directors (i.e., directors who are not also officers of Sprint and who are not representatives, nominees, affiliates or associates of an Acquiring Person) determine, after receiving advice from one or more investment banking firms, to be fair to the stockholders and otherwise in the best interests of Sprint and its stockholders. However, the Rights will not be exercisable following the occurrence of the event specified in the first sentence of this paragraph until such time as the Rights are no longer redeemable by Sprint. Notwithstanding the foregoing, following the occurrence of any such event, all Rights that are, or (under certain circumstances specified in the Amended and Restated Rights Agreement) were, beneficially owned by any Acquiring Person (or certain related parties) will be null and void.

     If Sprint is involved in a merger or other business combination transaction after the Rights become exercisable, each Right will entitle its holder to purchase, for the Right's exercise price, a number of the acquiring or surviving company's shares of common stock having a market value equal to twice the exercise price or prices of the Rights. Sprint will be entitled to redeem the Rights at $.01 per Right (subject to adjustment) at any time until ten business days following a public announcement that a person or group of persons has acquired beneficial ownership of voting securities representing 15% or more of the voting power of Sprint (or in excess of the shares permitted to be acquired under the Amended and Restated Standstill Agreement, in the case of France Telecom SA and Deutsche Telekom AG). The terms of the Rights will expire on June 25, 2007, unless earlier redeemed by Sprint or unless extended by amending the Amended and Restated Rights Agreement.

     The issuance of additional shares of Sprint FON Stock, Sprint PCS Stock or Class A Common Stock prior to the time the
Rights become exercisable will result in an increase in the number of Rights outstanding.

     This summary description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement and the exhibits thereto, filed herewith as Exhibit 4.1, which is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits.

          4.1 Form of Amended and Restated Rights Agreement between Sprint Corporation and UMB Bank, n.a., as Rights Agent, which includes as Exhibit A-1, the Amended and Restated Certificate of Designation, Preferences and Rights of Preferred Stock - Sixth Series, as Exhibit A-2, the Certificate of Designation, Preferences and Rights of Preferred Stock - Eighth Series, as Exhibit B-1, the Form of FON Group Rights Certificate, as Exhibit B-2, the Form of PCS Group Rights Certificate, as Exhibit B-3, the Form of Old Class A Rights Certificate, and as Exhibit B-4, the Form of Series DT Rights Certificate.

          4.2   Form of Amended and Restated Standstill
                Agreement by and among Sprint Corporation, France Telecom SA and Deutsche Telekom AG.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              SPRINT CORPORATION


Date: July 9, 1998            By: /s/ Michael T. Hyde
                                   Michael T. Hyde, Assistant
									Secretary


                         EXHIBIT INDEX


Exhibit
Number    Description                                          Page

(c)       Exhibits.

          4.1 Form of Amended and Restated Rights Agreement between Sprint Corporation and UMB Bank, n.a., as Rights Agent, which includes as Exhibit A-1, the Amended and Restated Certificate of Designation, Preferences and Rights of Preferred Stock - Sixth Series, as Exhibit A-2, the Certificate of Designation, Preferences and Rights of Preferred Stock - Eighth Series, as Exhibit B-1, the Form of FON Group Rights Certificate, as Exhibit B-2, the Form of PCS Group Rights Certificate, as Exhibit B-3, the Form of Old Class A Rights Certificate, and as Exhibit B-4, the Form of Series DT Rights Certificate.

          4.2   Form of Amended and Restated Standstill
                Agreement by and among Sprint Corporation, France Telecom SA and Deutsche Telekom AG.